EXHIBIT A

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of Common Stock of Gritstone Oncology, Inc.

Date: February 14, 2019	FRAZIER HEALTHCARE VII, L.P.
By FHM VII, L.P., its general partner
By FHM VII, L.L.C., its general partner

	By:	/s/ Steve R. Bailey
Steve R. Bailey, Chief Financial Officer

Date: February 14, 2019	FRAZIER HEALTHCARE VII-A, L.P.
By FHM VII, L.P., its general partner
By FHM VII, L.L.C., its general partner

	By:	/s/ Steve R. Bailey
Steve R. Bailey, Chief Financial Officer

Date: February 14, 2019	FHM VII, L.P.
By FHM VII, L.L.C., its general partner

	By:	/s/ Steve R. Bailey
Steve R. Bailey, Chief Financial Officer

Date: February 14, 2019	FHM VII, L.L.C.

	By:	/s/ Steve R. Bailey
Steve R. Bailey, Chief Financial Officer

Date: February 14, 2019	By:	*
James Topper

Date: February 14, 2019	By:	*
Patrick Heron

Date: February 14, 2019	By:	*
Nader Naini

Date: February 14, 2019	By:	*
Nathan Every

Date: February 14, 2019	By:	*
Brian Morfitt

Date: February 14, 2019	By:	*
Alan Frazier

Date: February 14, 2019	*By:	/s/ Steve R. Bailey
Steve R. Bailey, as Attorney-in-Fact

This Agreement was executed by Steve R. Bailey on behalf of the individuals listed above pursuant to a Power of Attorney, a copy of which was filed with the SEC on March 29, 2016.